EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of InFocus Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Kyle Ranson, Director, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ C. Kyle Ranson
C. Kyle Ranson
Director, President and
Chief Executive Officer
InFocus Corporation
August 8, 2006

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.  A signed original of this written statement required by Section 906 has been provided to InFocus Corporation and will be retained by InFocus Corporation and furnished to the Securities and Exchange Commission or its staff upon request.